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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Longport, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Longport, Inc.
2 Braxton Way, Suite 111
Glen Mills, PA 19342

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 30, 2005

To the shareholders of Longport, Inc.:

        The Annual Meeting of the shareholders of Longport, Inc. will be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania Beach, FL 33004, 954-920-3500, at 9:30 A.M. on June 30, 2005, or at any adjournment or postponement thereof, for the following purposes:

  1.
  To elect five directors.

  2.
  To increase our authorized shares of common stock available for distribution under the 1999 Stock Option Plan from 3 million shares to 6 million shares.

  3.
  To transact such other business as may properly come before the meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on May 20, 2005 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael C. Boyd Chief Executive Officer

May 31, 2005

PROXY STATEMENT
Longport, Inc.
2 Braxton Way, Suite 111
Glen Mills, PA 19342
Telephone: (800) 289-6863

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 30, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Longport, Inc., a Delaware corporation, (the "Company" or "we") of its $.001 par value Common Stock to be voted at our Annual Meeting of Shareholders ("Annual Meeting") to be held at 9:30 A.M. on June 30, 2005, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to our shareholders on or about May 31, 2005. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast (i) for the election of the nominees for directors hereinafter named, and (ii) to increase the authorized shares of our common stock available for distribution in accordance with our 1999 Stock Option Plan. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve the proposed matter.

        Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

        All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

        The close of business on May 20, 2005 has been fixed by the Board of Directors as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 23,083,368 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock (and Common Stock underlying stock options exercisable within 60 days) by (i) each person who is known by us to own of record or beneficially more than 10% of our Common Stock, (ii) each of our directors and (iii) all directors and officers as a group. The persons listed in the table have sole voting and investment powers with respect to the shares of Common Stock and the address of each person is in care of us.

	Number of Shares Owned	Percent of Class
Michie and Joyce Proctor(1)	3,640,550	14.7%
Michael C. Boyd(2)	2,037,008	8.5%
Paul R. Quintavalle(3)	487,480	2.1%
Paul D. Wilson(4)	1,518,504	6.3%
Brian W. Clymer(5)	200,000	0.9%
Church of Southwest Broward(6)	2,385,477	9.9%
All officers and directors as a group (five persons)	7,883,542	25.5%

(1)
Includes 200,000 common stock options. Also includes 1,000,000 common stock options exercisable at $.25 per share which we issued to Dr. Proctor in 2002 for assuming the Chairmanship of our company. Also includes 400,000 common stock options exercisable in tiers of 100,000 shares at $.90, $1.20, $1.70 and $3.40 respectively (which are contingent upon shareholder approval). Dr. Proctor is also the President of the First Baptist Church of Southwest Broward, one of our principal stockholders. Dr. Proctor disclaims any ownership or control of shares owned by the Church.

(2)
Includes 1,000,000 common stock options.

(3)
Includes 300,000 common stock options.

(4)
Includes 1,200,000 common stock options.

(5)
Includes 200,000 common stock options.

(6)
Includes 1,000,000 warrants to purchase common stock.

ELECTION OF DIRECTORS

        At the Annual Meeting, the shareholders will elect five directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. All of the nominees are presently members of the Board of Directors, and each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors may recommend.

        The following table sets forth certain information regarding each of our nominees and each executive officer.

Name	Age	Officer/Office	Director Since
Dr. Michie Proctor	70	Chairman of the Board of Directors	2003
Michael C. Boyd	63	Chief Executive Officer and Director	2001
Paul D. Wilson	48	President and Director(1)	2001
Paul R. Quintavalle DPM	54	Director	2001
Brian W. Clymer	57	Director	2001

(1)
Mr. Wilson relinquished his position as Chief Financial Officer effective May 1, 2005 with the appointment of Jack N. Brown as Chief Financial Officer.

        Directors hold office for a period of one year from their election at the annual meeting of shareholders and until their successors are duly elected and qualified. Our officers are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. The Board of Directors has no nominating or compensation committee. No director receives compensation for services as a director. The full Board of Directors acts as our Audit Committee.

Background

        The following is a summary of the business experience of each of our officers and directors:

        Dr. Michie Proctor joined us in June 2003. His business experience spans more than 40 years, during which time he has held executive officer and director positions with a number of public and private companies. These companies have included companies in the medical device industry and the nutraceutical industry. His education has been in the fields of Business, Aeronautics, Estate Planning and Theology. He has earned B.Th., M.Th., D.D., and Ph.D. degrees. In addition to his business experience, Dr. Proctor serves as the Sr. Pastor of the First Baptist Church of Southwest Broward, in Hollywood, Florida, a position he has held for more than 30 years.

        Michael C. Boyd was a business consultant from January 1998 until he joined us in October 2001. From April 1996 to January 1998, he was founder, President and a director of TeleSpectrum Worldwide, Inc., a rollup of six direct marketing companies that reached annual revenue of approximately $200 million. From 1986 to 1995, he was co-founder, President and a director of QVC Network, Inc., a cable television retailer with over 6,000 employees whose sales rose during his employment to over $1.3 billion annually. Mr. Boyd has significant experience in the direct response industry, having held senior positions at Franklin Mint and Lillian Vernon Corporation. He is a member of the governing boards of SHOP.com, TCIM Services and Smoke Stoppers, Inc. Mr. Boyd earned a Bachelor of Arts degree from the University of Delaware.

        Paul D. Wilson has been a principal of Quality Medical Instruments, Ltd., a UK-based medical consulting firm he co-founded, since 1995. Since 1999, he has also been Managing Director of Longport International, our UK-based technology marketing subsidiary. He was employed by Fulmer Research, a UK-based technology and engineering company, from 1976 to 1992 as a Division Manager. He has also been involved in the application and development of high-resolution ultrasound for over 20 years. Mr. Wilson earned a degree in Applied Physics from Thomas Valley University in the UK.

        Paul R. Quintavalle, DPM, has been engaged in the private practice of podiatric medicine for more than twenty-five years and is the Director of the West Jersey Podiatric Surgical Residency Program. He earned a DPM degree in podiatric medicine from the Pennsylvania College of Podiatric Medicine. He is a former member of the surgical faculty and board of the Temple School of Podiatric Medicine. Dr. Quintavalle is a past President of the American Board of Podiatric Surgery.

        Brian W. Clymer has been Vice President of External Affairs for Prudential Insurance Company of America since July 1997. From January 1994 until June 1997, he was the New Jersey State Treasurer, appointed by Governor Whitman and confirmed by the New Jersey Senate. Prior to his appointment as the State Treasurer, he was President and Chief Executive Officer of Railway System Design, Inc. and Vice President of Gannett Fleming, Inc., an engineering firm. He also served under President George H. W. Bush as Administrator of the Federal Transit Administration of the United States Department of Transportation. Mr. Clymer has served on numerous boards, including the New Jersey Sports and Exposition Authority, the Casino Reinvestment Development Authority, the New Jersey Performing Arts Center, the American Public Transit Association, Motor Coach Industries International and the Southeastern Pennsylvania Transportation Authority. He currently serves on the New Jersey Alliance for Action Board and the Prosperity New Jersey Board of Trustees. Mr. Clymer earned a Bachelor of

Science degree in Business and Economics from Lehigh University and is a Certified Public Accountant.

        Jack N. Brown was appointed Chief Financial Officer effective May 1, 2005. Since April 2002 Mr. Brown has served as an independent business consultant to a number of companies including the Registrant. From March 2000 to April 2002, he was Chief Financial Officer of Integra, Inc, a publicly held national provider of behavioral health and employee assistance plan services. Prior to joining the Integra, Brown served six years as Chief Financial Officer of HomeCare Concepts of America, Inc., a $500 million revenue home health provider. He was Director of Tax Services for A.G. Epstein & Company and before that Treasurer of Thera-Kinetics, Inc. a nationwide distributor and manufacturer of orthopedic equipment. From 1975 to 1990, Mr. Brown was a CPA with Ernst & Young where he was last a Partner in the Entrepreneurial Services Group.

EXECUTIVE COMPENSATION

        The following table discloses all compensation paid to our Chief Executive Officer for the years ended December 31, 2004 and 2003. No executive officer's annual compensation exceeded $100,000 in either year.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Awards($)	Options/ SARS(#)
Michael C. Boyd(1) Chief Executive Officer	2004 2003	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Paul D. Wilson President and Chief Financial Officer	2004 2003	126,819 78,560	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1)
In October 2001, we entered into a three-year employment agreement with Mr. Boyd to act as our Chief Executive Officer. Under the employment agreement, Mr. Boyd does not receive a cash salary but received 100,000 shares of our common stock and options to purchase up to 1,000,000 additional shares exercisable at $.25 per share until October 2004, which he exercised in full. Mr. Boyd's contract was extended for a period of one year at the September 22, 2004 meeting of the Board of Directors. In connection with this contract extension, Mr. Boyd received options to purchase a total of 1,000,000 shares of common stock in the Company comprised of options at $.95 per share (250,000 shares), $1.20 per share (250,000 shares), $1.70 per share (250,000 shares) and $3.40 per share (250,000 shares). These options are immediately exercisable though 535,000 of such options are contingent upon approval by a vote of the Company's shareholders at this Annual Meeting.

CERTAIN TRANSACTIONS

        In March of 2003, we entered into a loan agreement with the Church of Southwest Broward, a principal stockholder and an affiliated party by virtue of the fact that Michie Proctor, our Chairman, is the Sr. Pastor of the Church. Under the terms of the agreement, the Church loaned us $200,000 to be paid in full within sixteen months of the date of the loan agreement. The payment terms were that for each of forty scanners sold over the sixteen-month period following the date of the loan agreement, we would pay $6,250, until a total of $250,000 had been paid. The loan agreement further stipulated that a non-performance penalty would be assessed in the event that we were unable to repay the loan under the terms set forth above. The penalty was the issuance of 1,800,000 shares of restricted common stock to the Church, in addition to full payment. In connection with the issuance of the debt, we issued 200,000 shares of our restricted common stock on the date of the loan agreement to the Church. The note was collateralized by all of our assets. This note was satisfied in full in May 2004.

        In October of 2003, we entered into another loan agreement with the Church whereby we borrowed $240,000 for the production of twenty of our scanners for subsequent resale. The terms of the loan agreement were such that for each scanner sold, we would pay $12,000 plus 50% of the difference between the per-unit sales price and $12,000, the latter representing an interest payment. In connection with the loan, we issued 1,000,000 warrants for the purchase of an equal number of shares of our restricted common stock at $0.60 per share for a period of five years from the date of issuance. We determined the fair value of the warrants and the debt independently and recorded a discount on the note payable, which was accreted to the value of the debt based on each scanner sold, which approximated the effective interest rate. All 1,000,000 warrants were outstanding as of December 31, 2004. This note was satisfied in full in October 2004.

        In May of 2003, we entered into an agreement with Dr. Michie Proctor in which we agreed to grant to Dr. Proctor 1,000,000 options exercisable at $.25 per share upon his agreement to act as our Chairman. We recorded stock option compensation expense related to these options of $155,736. In September 2004, Dr. Proctor was granted an additional 400,000 options exercisable in equal tiers of 100,000 each at $.95, $1.20, $1.70 and $3.40. These options are contingent upon the approval of the shareholders at this Annual Meeting.

        The Company had a consulting agreement with Wound Healing Systems, Inc, Inc., a company owned and controlled by James R. McGonigle, our former Chairman, pursuant to which Wound Healing Systems, Inc. provided services to us for an agreed upon monthly fee. The consulting fee was $5,000 monthly and ended in June 2004.

        The Company incurred $46,500 of consulting services in 2004 provided by Dr. Paul R. Quintavalle of which $9,000 was owed to that individual at December 31, 2004.

PROPOSAL TO INCREASE SHARES AVAILABLE IN THE 1999 STOCK OPTION PLAN
FROM 3 MILLION SHARES TO 6 MILLION SHARES

General Information

        Our Board of Directors has unanimously adopted a resolution approving and recommending to our stockholders, for their approval, a proposal to amend our 1999 Stock Option Plan ("The 1999 Plan") to increase the number of authorized shares of our $.001 par value Common Stock available for issuance in accordance with the Plan from 3 million shares to 6 million shares (the "Share Amount Amendment"). The form of the proposed amendment to the Plan is by amending the Plan to provide as follows:

        "The aggregate number of shares of common stock which the corporation shall have authority to issue is 6,000,000 shares of common stock with $.001 par value."

Reasons for the Proposal

        We currently have 3,000,000 shares authorized for issuance under the 1999 Plan. However, as of March 31, 2005, all of these options have been awarded and consequently we have no options available for existing and future employees, directors and consultants. We currently have 23,083,368 shares of Common Stock outstanding and 50 million shares authorized for issuance. The future issuance of our Common Stock pursuant to the Plan will have the effect of diluting the ownership interest of existing stockholders. However, the Board of Directors believes that the issuance of stock options is an effective compensation tool both from a perspective of remuneration as well as retention. Accordingly, the Board of Directors has recommended that our stockholders vote in favor of the proposal to increase our authorized shares of Common Stock available under the 1999 Plan from 3 million to 6 million.

        We have approved, subject to stockholder approval the issuance of 535,000 options to Michael C. Boyd and 400,000 options to Dr. Michie Proctor. If such proposal is adopted, 2,065,000 options will remain. The additional shares of stock would be available for issuance by our Board of Directors without future action by the stockholders, unless such action were specifically required by applicable law or rules of any securities market our securities may be traded.

        Approval of the increase in authorized shares of the 1999 Plan will not directly (1) change the percentage of share ownership of any stockholders, (2) affect our stockholder's equity as reflected in our financial statements, or (3) result in any federal or state income or other tax effect.

Description of Plan

        In November 1999 our Board of Directors approved the Plan for the benefit of our employees, officers, directors and consultants. We believe that the Plan provides an incentive to individuals to act as employees, officers, directors and consultants and to maintain a continued interest in our operations. All options have been issued under Section 422A of the Internal Revenue Code and are non-qualified stock options.

        The terms of the Plan provide that we are authorized to grant options to purchase shares of common stock to our employees, officers, directors and consultants upon the majority consent of our Compensation Committee which is currently composed of all Board members. Any employee, officer, director or consultant is eligible to receive options under the Plan. The option price must not be less than 100% of fair market value. Options must be exercised within 10 years following the date of grant (or sooner at the discretion of the Compensation Committee), and the optionee must exercise options during service to us or within three months of termination of such service (12 months in the event of death on disability). The Compensation Committee may extend the termination date of an option granted under the Plan.

        A total of 3,000,000 shares of our authorized but unissued common stock were previously reserved for issuance pursuant to the Plan of which 3,000,000 options are currently outstanding at an average exercise price of $0.62 per share. In the event of a change in control of our company (as defined in the Plan), all outstanding options become immediately exercisable.

        Options under the Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the Plan has none of the rights of a shareholder until shares are issued.

        The Plan is administered by the Compensation Committee (consisting of not less than two disinterested directors) which has the power to interpret the Plan, determine which persons are to be granted options and the amount of such options. The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Payment for shares must be made by optionees in cash from their own funds or with the approval of the Compensation Committee, in common stock. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the Plan except in the form of updated information for the prospectus. There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

        Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee's holding period with respect to such shares.

        The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the federal income tax consequences to the optionee and the Company with respect to the grant and exercise of options under the 1999 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

        Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

        At the meeting, we are asking the stockholders to approve the Share Amount Amendment.

Vote Required

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote on this proposal at the meeting will be required to approve the Share Amount Amendment. Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the meeting.

        In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

        The Board of Directors has unanimously approved and recommends a vote "FOR" the Share Amount Amendment.

Potential Anti-Takeover Effect

        Although the proposed increase in our authorized capital stock could be construed as having potential anti-takeover effects, neither the Board of Directors nor our management views this proposal in that perspective. Nevertheless, we could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of us by, for example, privately placing shares to purchasers who might side with the Board of Directors in opposing a hostile takeover bid. We are not aware of any such hostile takeover bid at this time. Shares of stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote required. Such uses of the stock could render more difficult or discourage an attempt to acquire control of us, if such transactions were opposed by our Board of Directors.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Mayer Hoffman McCann, P.C., Greenwood Village, Colorado, conducted the audit of our financial statements for the year ended December 31, 2004. It is our understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, our directors do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

        In accordance with a written charter adopted by our Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility to provide oversight with respect to our financial statements and reports and other disclosures provided to stockholders, the system of internal controls and the audit process. Its duties include reviewing the adequacy of our internal accounting and financial controls, reviewing the scope and results of the audit plans of our independent and internal auditors, reviewing the objectivity, effectiveness and resources of the internal audit function, and assessing our financial reporting activities and accounting standards and principles. The Audit Committee also selects and engages our independent auditors and approves their fees. The Audit Committee is comprised of our full Board of Directors.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        Our Audit Committee is comprised of our full Board of Directors, which includes one independent director and operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        The Committee serves in an oversight role for the Board of Directors, in which it provides advice, counsel and direction to management and our auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules.

        In this context, the Audit Committee has met and held discussions with management and Mayer Hoffman McCann P.C. Management represented to the Audit Committee that our audited financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 2004 were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed with Mayer Hoffman McCann P.C. matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committee."

        The Audit Committee has received and reviewed the written disclosures and the letter from Mayer Hoffman McCann P.C. required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Mayer Hoffman McCann P.C. the firm's independence.

        Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representation of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statement in our Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Audit and Related Fees

        The following table shows the fees paid or accrued by us for the audit and other services provided by our accountants for the fiscal years ended December 31, 2004 and 2003:

	2004		2003
Audit fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10QSB:		$104,863	$63,310
Audit related fees(1):		19,225

Tax fees(2):		$10,000	$5,840
Other service fees(3):	$		$7,385

Total:		$134,088	$81,535

(1)
Fees for the review of financial statements including the filing of Form SB-2 relating to registration of securities.

(2)
Includes tax compliance, advice and planning.

(3)
Includes consulting and advisor services.

        All services described above were approved by the Board of Directors acting as our audit committee.

        The Board of Directors has considered and decided that the provisions of the non-audit services referred to in the "Other Service Fees" portion of the above table (including the footnote thereto) are compatible with maintaining the independence of our auditors.

Policy on Audit Committee Pre-Approval

        The Board of Directors is responsible for reviewing and pre-approving both audit and permissible non-audit service to be provided by the independent accountants. This pre-approval duty may be delegated to one or more designated members of the Board of Directors, provided that any pre-approval given by such delegate(s) must be reported to the Board of Directors at its next regularly scheduled meeting.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

        Any shareholders of record who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received by us at our principal executive offices prior to our fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

OTHER BUSINESS

        Management is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

        The above notice and Proxy Statement are sent by order of the Board of Directors.

Michael C. Boyd Chief Executive Officer

May 31, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
Longport, Inc.
TO BE HELD JUNE 30, 2005

        The undersigned hereby appoints Michael C. Boyd as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Longport, Inc. held of record by the undersigned on May 5, 2004, at the Annual Meeting of Shareholders to be held June 10, 2004, or any adjournment or postponement thereof.

1.
ELECTION OF DIRECTORS

☐
FOR the election as a director of all nominees listed below.

☐
WITHHOLD AUTHORITY to vote for all nominees listed below.

☐
WITHHOLD AUTHORITY FOR (Check box below):

☐
Michie Proctor

☐
Michael C. Boyd

☐
Paul D. Wilson

☐
Paul R. Quintavalle

☐
Brian W. Clymer

2.
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE 1999 STOCK OPTION PLAN

☐ FOR	☐ ABSTAIN	☐ AGAINST
3.
In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the election of the directors named in item 1 above, and for increasing our authorized number of shares.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
Signature
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature, if held jointly

        PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐

QuickLinks

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 2005
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 2005
VOTING SHARES AND PRINCIPAL SHAREHOLDERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
PROPOSAL TO INCREASE SHARES AVAILABLE IN THE 1999 STOCK OPTION PLAN FROM 3 MILLION SHARES TO 6 MILLION SHARES
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT NEXT ANNUAL MEETING OF SHAREHOLDERS
OTHER BUSINESS
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF Longport, Inc. TO BE HELD JUNE 30, 2005